FOR IMMEDIATE RELEASE	STERLING BANCORP CONTACT:
January 23, 2019	Luis Massiani, SEVP & Chief Financial Officer
845.369.8040
http://www.sterlingbancorp.com
Sterling Bancorp announces results for the full year and fourth quarter of 2018 with record annual earnings per share available to common stockholders of $1.95 (as reported) and $2.00 (as adjusted), representing growth of 236.2% and 42.9%, respectively, over 2017.
Key Performance Highlights for the Twelve Months ended December 31, 2018 vs. December 31, 2017

($ in thousands except per share amounts)	GAAP / As Reported			Non-GAAP / As Adjusted[1]
	12/31/2017	12/31/2018	Change % / bps	12/31/2017	12/31/2018	Change % / bps
Total revenue[2]	$640,345	$1,070,600	67.2%	$660,744	$1,085,819	64.3%
Net income available to common	91,029	439,276	382.6	222,039	449,645	102.5
Diluted EPS available to common	0.58	1.95	236.2	1.40	2.00	42.9
Net interest margin[3]	3.44%	3.51%	7	3.55%	3.57%	2
Return on average tangible common equity	6.22	17.87	1,165	15.17	18.29	312
Return on average tangible assets	0.52	1.51	99	1.27	1.55	28
Operating efficiency ratio[4]	67.7	42.8	(2,490)	41.8	38.8	(300)

▪	Net income available to common stockholders of $439.3 million (as reported) and $449.6 million (as adjusted).

▪	Total commercial loans of $16.2 billion at December 31, 2018; growth of 11.1% from December 31, 2017.

▪	Operating efficiency ratio of 42.8% (as reported) and 38.8% (as adjusted).

▪	Operating leverage ratio of 2.9x relative to full year 2017.

▪	Tangible book value per common share[1] of $11.78; growth of 11.9% over December 31, 2017.
Key Performance Highlights for the Three Months ended December 31, 2018 vs. December 31, 2017

($ in thousands except per share amounts)	GAAP / As Reported			Non-GAAP / As Adjusted[1]
	12/31/2017	12/31/2018	Change % / bps	12/31/2017	12/31/2018	Change % / bps
Total revenue[2]	$257,786	$265,346	2.9%	$265,014	$274,247	3.5%
Net (loss) income available to common	(35,281)	112,501	NM	87,171	116,458	33.6
Diluted EPS available to common	(0.16)	0.51	NM	0.39	0.52	34.4
Net interest margin[3]	3.57%	3.48%	(9)	3.67%	3.53%	(14)
Return on average tangible common equity	(5.87)	17.56	NM	14.49	18.17	368
Return on average tangible assets	(0.51)	1.53	NM	1.25	1.58	33
Operating efficiency ratio[4]	97.3	41.4	(5,590)	41.4	38.0	(340)

▪	Growth in commercial loan balances of $413.3 million over linked quarter; 10.4% annualized growth rate.

▪	Entered into agreement to sell $1.6 billion of residential mortgage loans; anticipated to close in February 2019.

▪	Announced pending acquisition of $504 million commercial loan portfolio; anticipated to close in February 2019.

▪	Adjusted operating expenses in the fourth quarter of 2018 were $104.2 million[1]; represents an annualized run-rate of $413.5 million.

▪	Average total deposit growth of $868.6 million; cost of total deposits increased 34 basis points to 0.77%.

▪	Repurchased 9,114,771 common shares at a weighted average cost of $17.54 per share in the fourth quarter of 2018.

1. Non-GAAP / as adjusted measures are defined in the non-GAAP tables beginning on page 17.
2. Total revenue is equal to net interest income plus non-interest income. Total revenue as adjusted is equal to tax equivalent net interest income plus non-interest income excluding securities gains and losses.
3. Net interest margin is equal to net interest income divided by average interest earning assets. Net interest margin as adjusted, or tax equivalent net interest margin, is equal to net interest income plus the tax equivalent adjustment for tax exempt securities divided by average interest earning assets.
4. Operating efficiency ratio is a non-GAAP measure. See page 20 for an explanation of the operating efficiency ratio.

MONTEBELLO, N.Y. – January 23, 2019 – Sterling Bancorp (NYSE: STL) (the “Company”), the parent company of Sterling National Bank (the “Bank”), today announced results for the three and twelve months ended December 31, 2018. Net income available to common stockholders for the quarter ended December 31, 2018 was $112.5 million, or $0.51 per diluted share, compared to net income available to common stockholders of $117.7 million, or $0.52 per diluted share, for the linked quarter ended September 30, 2018, and net loss available to common stockholders of $35.3 million, or $0.16 per diluted share, for the three months ended December 31, 2017.
Net income available to common stockholders for the year ended December 31, 2018 was $439.3 million, or $1.95 per diluted share, compared to net income available to common stockholders of $91.0 million, or $0.58 per diluted share, for the same period in 2017.

President’s Comments
Jack Kopnisky, President and Chief Executive Officer, commented: “We maintained our strong operating momentum in 2018, focusing on the consistent execution of our commercial banking strategy and generating record adjusted net income available to common stockholders and adjusted earnings per share available to common stockholders in the full year and fourth quarter of 2018. Comparing full year results, our adjusted net income available to common stockholders was $449.6 million and our adjusted diluted earnings per share available to common stockholders was $2.00, representing growth of 102.5% and 42.9%, respectively, over 2017. Our profitability metrics continued to strengthen, including adjusted returns on average tangible assets of 1.55% and average tangible common equity of 18.29% in 2018. We ended the year as a larger, more diversified and more profitable company, with total assets of $31.4 billion, gross portfolio loans of $19.2 billion and total deposits of $21.2 billion.

“We achieved every milestone we outlined in the integration of Astoria Financial Corporation (“Astoria” and the “Astoria Merger”), significantly improving our operating efficiency and operating leverage in 2018. Our adjusted operating expenses were $421.8 million for the full year 2018 and were $104.2 million in the fourth quarter, which represented an annualized run-rate of $413.5 million and a decrease of $6.7 million relative to the annualized run-rate in the third quarter. During the year we consolidated a total of 22 financial center locations and two back-office locations; we completed the sale of Astoria’s Lake Success headquarters; and, most importantly, we completed the full conversion of Astoria’s deposit systems and now operate on a single, fully integrated technology platform. Our focus on expense management resulted in an adjusted operating efficiency ratio of below 40% in the full year and fourth quarter of 2018. Since the fourth quarter of 2017, our quarterly adjusted operating revenues have increased by $9.2 million while our adjusted operating expenses have decreased by $5.4 million. We expect to continue generating significant operating leverage as we further grow revenues and reduce expenses in 2019.

“We generated strong commercial loan growth in 2018, with spot balances increasing by $1.6 billion since December 2017. This was offset by run-off of residential mortgage loans, which decreased by $808.6 million relative to the beginning of the year. We will remain disciplined on new loan originations and portfolio acquisitions, focusing on diversified commercial asset classes where we can achieve our target risk-adjusted returns. To that end, we are taking the following actions to accelerate our balance sheet transition to a more optimal mix:

▪
We transferred $1.6 billion of residential mortgage loans held in portfolio to loans held for sale and entered into an agreement to sell these loans, which we anticipate will be completed in February 2019. These loans were acquired in the Astoria Merger.

▪
On January 22, 2019, we entered into a definitive agreement with Woodforest National Bank to acquire $504 million of commercial loans. These loan portfolios are complementary to our existing asset-based lending and equipment finance businesses and have a weighted average interest rate of 5.5%. We expect this transaction to close on February 28, 2019.

▪	We anticipate these balance sheet actions will be accretive to our net interest margin excluding the impact of accretion income by approximately 20 basis points in 2019.

“Our average total deposit balances increased by $237.1 million relative to the linked quarter and grew $868.6 million since the fourth quarter of 2017. We faced a challenging deposit pricing and interest rate environment in 2018, as our cost of total deposits was 0.77% in the fourth quarter of 2018, an increase of nine basis points relative to the linked quarter, and 34 basis points relative to the fourth quarter 2017. The increase in the cost of deposits has been mainly driven by increases in market interest rates and the competitive environment for attracting and retaining higher balance deposits in our commercial, municipal and brokered deposit segments.

“Our tangible common equity ratio was 8.60% and our estimated Tier 1 Leverage ratio was 9.50% at December 31, 2018. Our tangible book value per common share was $11.78, which represented an increase of 11.9% from a year ago. Our ample capital position and strong internal capital generation will support our growth strategy and allow us to return capital to stockholders through share repurchases. In the fourth quarter of 2018, we repurchased 9,114,771 common shares, and we anticipate completing our approved stock repurchase program in the first half of 2019.

“We have provided the Company with greater operating flexibility and are confident that our business mix, growth strategy and strong capital position will allow us to continue generating superior returns and earnings per share growth. We would like to thank our clients, colleagues and shareholders for your support and look forward to working with all of our partners as we continue to build a great company.
“Lastly, we have declared a dividend on our common stock of $0.07 per share payable on February 19, 2019 to holders of record as of February 4, 2019.”
Reconciliation of GAAP Results to Adjusted Results (non-GAAP)
The Company’s GAAP net income available to common stockholders of $112.5 million, or $0.51 per diluted share, for the fourth quarter of 2018, included the following items which are excluded from our adjusted results: a pre-tax loss of $4.9 million on the sale of available for sale securities, a gain of $0.2 million on the early extinguishment of $19.6 million of senior notes assumed in the Astoria Merger, and the pre-tax amortization of non-compete agreements and acquired customer list intangible assets of $295 thousand.
Excluding the impact of these items, adjusted net income available to common stockholders was $116.5 million, or $0.52 per diluted share, for the three months ended December 31, 2018.
Non-GAAP financial measures include references to the terms “adjusted” or “excluding”. See the reconciliation of the Company’s non-GAAP financial measures beginning on page 17.
Net Interest Income and Margin

($ in thousands)	For the three months ended			Change % / bps
	12/31/2017	9/30/2018	12/31/2018	Y-o-Y	Linked Qtr
Interest and dividend income	$276,495	$309,025	$313,197	13.3%	1.4%
Interest expense	42,471	65,076	70,326	65.6	8.1
Net interest income	$234,024	$243,949	$242,871	3.8	(0.4)

Accretion income on acquired loans	$33,726	$26,574	$27,016	(19.9)%	1.7%
Yield on loans	4.77%	5.01%	5.07%	30	6
Tax equivalent yield on investment securities	3.03	2.87	2.92	(11)	5
Tax equivalent yield on interest earning assets	4.32	4.47	4.54	22	7
Cost of total deposits	0.43	0.68	0.77	34	9
Cost of interest bearing deposits	0.54	0.84	0.97	43	13
Cost of borrowings	1.94	2.29	2.43	49	14
Cost of interest bearing liabilities	0.82	1.17	1.28	46	11
Tax equivalent net interest margin[5]	3.67	3.54	3.53	(14)	(1)

Average loans, including loans held for sale	$19,518,485	$20,386,994	$20,389,223	4.5%	—%
Average investment securities	5,926,824	6,774,712	6,685,989	12.8	(1.3)
Average total interest earning assets	26,043,748	27,799,933	27,710,655	6.4	(0.3)
Average deposits and mortgage escrow	20,483,857	21,115,354	21,352,428	4.2	1.1
5 Tax equivalent net interest margin is equal to net interest income plus the tax equivalent adjustment for tax exempt securities divided by average interest earning assets. The tax equivalent adjustment is assumed at a 35% federal tax rate in 2017 and 21% in 2018.

Fourth quarter 2018 compared with fourth quarter 2017
Net interest income was $242.9 million, an increase of $8.8 million compared to the fourth quarter of 2017. This was mainly due to an increase in average loans outstanding due to loans originated through our commercial banking teams and the acquisition of Advantage Funding Management Co., Inc, which was partially offset by an increase in interest expense paid to depositors and on borrowings. Other key components of the changes in net interest income and net interest margin were the following:

▪
The yield on loans was 5.07% compared to 4.77% for the three months ended December 31, 2017. The increase in yield on loans was mainly due to the change in portfolio composition as commercial loans represented a greater proportion of our loan portfolio compared to a year ago, and to increases in market rates of interest. Accretion income on acquired loans was $27.0 million in the fourth quarter of 2018 compared to $33.7 million in the fourth quarter of 2017.

▪
Average commercial loans, which includes all commercial and industrial loans, commercial real estate loans (including multi-family) and acquisition development and construction loans, were $15.7 billion compared to $14.0 billion in the fourth quarter of 2017, an increase of $1.8 billion or 12.6%.

▪
The tax equivalent yield on investment securities was 2.92% compared to 3.03% for the three months ended December 31, 2017. The tax equivalent adjustment assumed a 35% federal tax rate in 2017 compared to 21% in 2018, which caused the decline in yield between the periods. Average tax exempt securities balances grew to $2.6 billion for the quarter ended December 31, 2018, compared to $2.1 billion in the fourth quarter of 2017. Average investment securities were $6.7 billion, or 24.1%, of average total interest earning assets for the fourth quarter of 2018 compared to $5.9 billion, or 22.8%, of average earning assets for the fourth quarter of 2017.

▪	The tax equivalent yield on interest earning assets increased 22 basis points between the periods to 4.54%.

▪
The cost of total deposits was 77 basis points and the cost of borrowings was 2.43%, compared to 43 basis points and 1.94%, respectively, for the same period a year ago. The increase was mainly due to increases in market rates of interest. The cost of total deposits has also been impacted by the competitive environment in the Greater New York metropolitan area, as higher interest rates are required to attract and retain higher balance commercial and consumer deposits. Since the fourth quarter of 2017, the change in the cost of total deposits relative to the change in the Federal Funds rate has been 27.2%.

▪
The total cost of interest bearing liabilities increased 46 basis points to 1.28% for the fourth quarter of 2018 compared to 0.82% for the fourth quarter of 2017. The increase was mainly due to an increase in market interest rates, and competitive factors as discussed above.

The tax equivalent net interest margin was 3.53% for the fourth quarter of 2018 compared to 3.67% for the fourth quarter of 2017. The decrease in tax equivalent net interest margin was mainly due to the increase in the cost of interest bearing liabilities and the decrease in accretion income on acquired loans. Excluding accretion income, tax equivalent net interest margin was 3.15% for the fourth quarter of 2018 compared to 3.16% in the fourth quarter of 2017, as the increase in yield on interest earning assets was offset by the change in tax equivalent adjustment rate and the increase in the cost of interest bearing liabilities.

Fourth quarter 2018 compared with linked quarter ended September 30, 2018
Net interest income declined $1.1 million compared to the linked quarter. The decrease in net interest income was mainly due to higher interest expense paid on interest bearing liabilities and lower average balances of interest earning assets. Other key components of the changes in net interest income compared to the linked quarter were the following:

▪
The yield on loans was 5.07% compared to 5.01% for the linked quarter. Accretion income on acquired loans was $27.0 million, an increase of $442 thousand relative to the linked quarter. Interest income and yield on loans were also impacted by a decrease of $1.2 million in loan prepayment penalties.

▪
The average balance of total portfolio loans increased $2.2 million. This included an increase of $216.7 million in the balance of commercial loans, which was offset by decreases of $195.8 million in the balance of residential mortgage loans and $18.6 million in consumer loans. Commercial loan growth was due to originations generated by our commercial banking teams.

▪
The tax equivalent yield on investment securities increased five basis points to 2.92% in the fourth quarter of 2018, as the average balance of taxable securities decreased by $60.5 million and the average balance of tax exempt securities decreased by $28.3 million.

▪
The tax equivalent yield on interest earning assets increased seven basis points and was 4.54% compared to 4.47% in the linked quarter. The increase was mainly due to increases in market rates of interest and a change in the mix of interest earning assets.

▪
The cost of total deposits increased 9 basis points to 77 basis points and the total cost of borrowings increased to 2.43% compared to 2.29% in the linked quarter, mainly due to the factors discussed above.

▪
Average interest bearing deposits increased by $87.7 million and average borrowings decreased $336.2 million relative to the linked quarter. Total interest expense increased by $5.3 million over the linked quarter.

The tax equivalent net interest margin was 3.53% compared to 3.54% in the linked quarter. Excluding accretion income on acquired loans, tax equivalent net interest margin was 3.16% in the linked quarter compared to 3.15% in the fourth quarter of 2018. The decrease in tax equivalent net interest margin excluding accretion income was mainly due to lower commercial loan prepayment activity and higher rates paid on deposits and other interest bearing liabilities.

Non-interest Income

($ in thousands)	For the three months ended			Change %
	12/31/2017	9/30/2018	12/31/2018	Y-o-Y	Linked Qtr
Total non-interest income	$23,762	$24,145	$22,475	(5.4)%	(6.9)%
Net (loss) on sale of securities	(70)	(56)	(4,886)	NM	NM
Adjusted non-interest income	$23,832	$24,201	$27,361	14.8	13.1

Fourth quarter 2018 compared with fourth quarter 2017
Excluding net (loss) on sale of securities, adjusted non-interest income increased $3.5 million in the fourth quarter of 2018 to $27.4 million, compared to $23.8 million in the same quarter last year. The change was mainly due to other loan fees, including letters of credit and loan swaps, which are included in other non-interest income and increased $2.9 million; bank owned life insurance income increased by $586 thousand; and payroll finance fee income increased $430 thousand (which are included in accounts receivable management / factoring commissions and other related fees). These increases were partially offset by a decline of $725 thousand in deposit service charges and a $202 thousand decline in wealth management revenue.
In the fourth quarter of 2018, we sold approximately $65 million of available for sale securities and realized a loss of $4.9 million. The securities were sold as we continue our strategy of repositioning our balance sheet and interest earning assets to a more optimal mix.
Fourth quarter 2018 compared with linked quarter ended September 30, 2018
Excluding net (loss) on sale of securities and adjusted non-interest income increased approximately $3.2 million from $24.2 million in the linked quarter to $27.4 million in the fourth quarter of 2018. The increase was mainly due to an increase in loan swap fees, (which are included in other non-interest income) and were $2.9 million compared to $862 thousand in the linked quarter. Loan swap fees are usually generated by new loan originations, which will result in fluctuations in swap fee volume on a linked quarter basis.

Non-interest Expense

($ in thousands)	For the three months ended			Change % / bps
	12/31/2017	9/30/2018	12/31/2018	Y-o-Y	Linked Qtr
Compensation and benefits	$56,086	$54,823	$54,677	(2.5)%	(0.3)%
Stock-based compensation plans	2,508	3,115	3,679	46.7	18.1
Occupancy and office operations	18,100	16,558	16,579	(8.4)	0.1
Information technology	11,984	10,699	8,761	(26.9)	(18.1)
Amortization of intangible assets	6,426	5,865	5,865	(8.7)	—
FDIC insurance and regulatory assessments	5,737	6,043	3,608	(37.1)	(40.3)
Other real estate owned, (“OREO”) net	742	1,497	15	(98.0)	(99.0)
Merger-related expenses	30,230	—	—	NM	—
Charge for asset write-downs, systems integration, retention and severance	104,506	—	—	NM	—
Other expenses	14,427	13,173	16,737	16.0	27.1
Total non-interest expense	$250,746	$111,773	$109,921	(56.2)	(1.7)
Full time equivalent employees (“FTEs”) at period end	2,076	1,959	1,907	(8.1)	(2.7)
Financial centers at period end	128	113	106	(17.2)	(6.2)
Operating efficiency ratio, as reported[6]	97.3%	41.7%	41.4%	5,590	30
Operating efficiency ratio, as adjusted[6]	41.4	38.9	38.0	340	90
[6] See a reconciliation of non-GAAP financial measures beginning on page 17.

Fourth quarter 2018 compared with fourth quarter 2017
Total non-interest expense decreased $140.8 million relative to the fourth quarter of 2017. Key components of the change in non-interest expense were the following:

▪
Compensation and benefits decreased $1.4 million between the periods. Total FTEs declined to 1,907 from 2,076, which was mainly due to completion of the Astoria Merger integration, including the deposit systems conversion and ongoing financial center consolidation strategy.

▪
Occupancy and office operations decreased $1.5 million mainly due to the consolidation of financial centers and other locations acquired in the Astoria Merger. In the fourth quarter of 2018, we consolidated seven financial centers and in 2018, we consolidated 22 financial centers, closed two back-office locations and sold the Astoria Lake Success headquarters location.

▪	Information technology expense decreased $3.2 million as we completed the conversion of Astoria’s deposit systems in the third quarter of 2018.

▪
Amortization of intangible assets decreased $561 thousand. The decrease is mainly due to the accelerated amortization of the core deposit intangible assets that were recorded in the Astoria Merger and other acquisitions.

▪
FDIC insurance and regulatory assessments decreased $2.1 million to $3.6 million in the fourth quarter of 2018, compared to $5.7 million in the fourth quarter of 2017. This was mainly due to a decrease in FDIC deposit insurance expense.

▪
OREO, net decreased $727 thousand to $15 thousand, compared to $742 thousand for the fourth quarter of 2017. In the fourth quarter of 2018, OREO, net included gain on sale of $331 thousand, which was mainly offset by $126 thousand of write-downs and $255 of operating costs.

▪
Merger-related expenses and charges for asset write-downs, systems integration, retention and severance were incurred in the fourth quarter of 2017 in connection with the Astoria Merger. These charges did not recur in the fourth quarter of 2018.

▪
Other expenses increased $2.3 million to $16.7 million, compared to $14.4 million in the fourth quarter of 2017. The increase is mainly due to higher professional fees, marketing expense and higher loan processing expense.

Fourth quarter 2018 compared with linked quarter ended September 30, 2018
Total non-interest expense decreased $1.9 million to $109.9 million in the fourth quarter of 2018. Key components of the change in non-interest expense were the following:

▪
Compensation and benefits declined $146 thousand and was $54.7 million compared to $54.8 million in the linked quarter. Total FTEs declined to 1,907 at December 31, 2018 from 1,959 at September 30, 2018, as we continue to integrate Astoria’s personnel and operations.

▪	Information technology expense decreased $1.9 million compared to the linked quarter as cost savings from the Astoria deposit systems conversion were realized.

▪
OREO, net was $15 thousand compared to $1.5 million in the linked quarter; as the linked quarter included $617 thousand of property tax, $790 thousand of other OREO operating expense, $190 thousand of property write-downs.

Taxes
For the three months and twelve months ended December 31, 2018, the Company recorded income tax expense at an estimated effective income tax rate of 21.0%.

Key Balance Sheet Highlights as of December 31, 2018

($ in thousands)	As of			Change % / bps
	12/31/2017	9/30/2018	12/31/2018	Y-o-Y	Linked Qtr
Total assets	$30,359,541	$31,261,265	$31,383,307	3.4%	0.4%
Total portfolio loans, gross	20,008,983	20,533,214	19,218,530	(4.0)	(6.4)
Commercial & industrial (“C&I”) loans	5,306,821	6,244,030	6,533,386	23.1	4.6
Commercial real estate loans (including multi-family)	8,998,419	9,284,657	9,406,541	4.5	1.3
Acquisition, development and construction loans	282,792	265,676	267,754	(5.3)	0.8
Total commercial loans	14,588,032	15,794,363	16,207,681	11.1	2.6
Residential mortgage loans	5,054,732	4,421,520	2,705,226	(46.5)	(38.8)
Total deposits	20,538,204	21,456,057	21,214,148	3.3	(1.1)
Core deposits [8]	19,388,254	20,448,343	19,998,967	3.1	(2.2)
Investment securities	6,474,561	6,685,972	6,667,180	3.0	(0.3)
Total borrowings	4,991,210	4,825,855	5,214,183	4.5	8.0
Loans to deposits	97.4%	95.7%	90.6%	(680)	(510)
Core deposits to total deposits	94.4	95.3	94.3	(10)	(100)
Investment securities to total assets	21.3	21.4	21.2	(10)	(20)
8 Given the Company’s greater proportion of certificates of deposit after completion of the Astoria Merger, the Company modified its definition of core deposits to also include certificates of deposit beginning in the first quarter of 2018. Core deposits include retail, commercial and municipal transaction, money market and savings accounts and certificates of deposit accounts and exclude brokered and wholesale deposits, except for reciprocal Certificate of Deposit Account Registry balances.
Highlights in balance sheet items as of December 31, 2018 were the following:

▪
C&I loans (which include traditional C&I, asset-based lending, payroll finance, warehouse lending, factored receivables, equipment financing and public sector finance loans) represented 34.0% of total portfolio loans, commercial real estate loans (which include multi-family loans) represented 49.0%, consumer and residential mortgage loans combined represented 15.7%, and acquisition, development and construction loans represented 1.4% of total portfolio loans. In comparison, consumer and residential mortgage loans were 23.1% of total portfolio loans at September 30, 2018. The pending sale of $1.6 billion of residential mortgage loans resulted in the reclassification of these loans from portfolio loans to held for sale. Upon closure, this sale will have a significant impact on our loan portfolio composition.

▪
Total commercial loans, which include all C&I loans, commercial real estate (including multi-family) and acquisition, development and construction loans, increased by $413.3 million in the linked quarter and $1.6 billion since December 31, 2017.

▪
Residential mortgage loans were $2.7 billion at December 31, 2018, compared to $4.4 billion at September 30, 2018. The decline was mainly due to repayments of loans acquired in the Astoria Merger and the reclassification of $1.6 billion in loans to loans held for sale due to the pending sale.

▪
Total deposits at December 31, 2018 decreased $241.9 million compared to September 30, 2018, as municipal deposits reach their peak at the end of the third quarter. Total deposits increased $675.9 million over December 31, 2017.

▪	Core deposits at December 31, 2018 were $20.0 billion and increased $610.7 million over December 31, 2017.

▪	Municipal deposits at December 31, 2018 were $1.7 billion, and increased $190.8 million relative to December 31, 2017.

▪	Investment securities increased by $192.6 million over December 31, 2017, and represented 21.2% of total assets at December 31, 2018.

Credit Quality

($ in thousands)	For the three months ended			Change % / bps
	12/31/2017	9/30/2018	12/31/2018	Y-o-Y	Linked Qtr
Provision for loan losses	$12,000	$9,500	$10,500	(12.5)%	10.5%
Net charge-offs	6,221	4,161	6,188	(0.5)	48.7
Allowance for loan losses	77,907	91,365	95,677	22.8	4.7
Non-performing loans	187,213	185,222	168,823	(9.8)	(8.9)
Loans 30 to 89 days past due	53,533	50,084	97,201	81.6	94.1
Annualized net charge-offs to average loans	0.13%	0.08%	0.12%	(1)	4
Allowance for loan losses to total loans	0.39	0.44	0.50	11	6
Allowance for loan losses to non-performing loans	41.6	49.3	56.7	1,510	740
Provision for loan losses was $10.5 million, compared to $9.5 million in the linked quarter and $12.0 million in the same period a year ago. In the fourth quarter of 2018, provision for loan losses was $4.3 million in excess of net charge-offs of $6.2 million. Allowance coverage ratios were 0.50% of total loans and 56.7% of non-performing loans at December 31, 2018. The increase from September 30, 2018 was due to the increase in the allowance for loan losses and the reclassification of $1.6 billion of residential mortgage loans from portfolio loans to loans held for sale. Due to the Astoria Merger, a significant portion of the Company’s loan portfolio does not carry an allowance for loan losses, as the acquired loans are recorded at their estimated fair value on the acquisition date. Non-performing loans decreased by $16.4 million to $168.8 million at December 31, 2018 compared to the linked quarter. The decrease in non-performing loans was mainly due to net charge-offs and the return to performing status of certain loans that were previously categorized as non-performing. Loans 30 to 89 days past due increased $47.1 million from the linked quarter, which was mainly due to loans that have matured and are in the process of refinancing or repayment.
Capital

($ in thousands, except share and per share data)	As of			Change % / bps
	12/31/2017	9/30/2018	12/31/2018	Y-o-Y	Three months
Total stockholders’ equity	$4,240,178	$4,438,303	$4,428,853	4.4%	(0.2)%
Preferred stock	139,220	138,627	138,423	(0.6)	(0.1)
Goodwill and other intangible assets	1,733,082	1,745,181	1,742,578	0.5	(0.1)
Tangible common stockholders’ equity	$2,367,876	$2,554,495	$2,547,852	7.6	(0.3)
Common shares outstanding	224,782,694	225,446,089	216,227,852	(3.8)	(4.1)
Book value per common share	$18.24	$19.07	$19.84	8.8	4.0
Tangible book value per common share [9]	10.53	11.33	11.78	11.9	4.0
Tangible common equity to tangible assets [9]	8.27%	8.65%	8.60%	33	(5)
Estimated Tier 1 leverage ratio - Company	9.39	9.68	9.50	11	(18)
Estimated Tier 1 leverage ratio - Bank	10.10	10.10	9.94	(16)	(16)
[9] See a reconciliation of non-GAAP financial measures beginning on page 17.

Total stockholders’ equity declined $9.4 million to $4.4 billion as of December 31, 2018 compared to September 30, 2018 and increased $188.7 million compared to December 31, 2017.

For 2018, net income available to common stockholders of $439.3 million was partially offset by common dividends of $63.1 million, preferred dividends of $8.8 million, a decline in the fair value of our available for sale investment securities of $34.6 million and common stock repurchases of $159.9 million.

Total goodwill and other intangible assets were $1.7 billion at December 31, 2018, a decrease of $2.6 million compared to September 30, 2018, which was mainly due to amortization of intangibles.

Basic and diluted weighted average common shares outstanding declined relative to the linked quarter by approximately 2.8 million and were 222.3 million and 222.8 million, respectively. Total common shares outstanding at December 31, 2018 were approximately 216.2 million. In the fourth quarter of 2018, we repurchased 9,114,771 shares of common stock in the open market at a weighted average price of $17.54 per share, for total consideration of $159.9 million. We anticipate repurchasing approximately 5,000,000 common shares in the first quarter of 2019, depending on market conditions.

Tangible book value per common share was $11.78 at December 31, 2018, which represented an increase of 11.9% over a year ago and an increase of 4.0% over September 30, 2018.

Conference Call Information
Sterling Bancorp will host a teleconference and webcast on Thursday, January 24, 2019 at 10:30 AM Eastern Time to discuss the Company’s results. Analysts, investors and interested parties are invited to listen to the webcast and view accompanying slides on the Company’s website at www.sterlingbancorp.com or by dialing (888) 394-8218, Conference ID #8905659. A replay of the teleconference can be accessed through the Company’s website.

About Sterling Bancorp
Sterling Bancorp, whose principal subsidiary is Sterling National Bank, specializes in the delivery of services and solutions to business owners, their families and consumers within the communities it serves through teams of dedicated and experienced relationship managers. Sterling National Bank offers a complete line of commercial, business, and consumer banking products and services. For more information, visit the Sterling Bancorp website at www.sterlingbancorp.com.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This release may contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may concern Sterling Bancorp’s current expectations about its future results, plans, operations and prospects and involve certain risks, including the following: business disruption; a failure to grow revenues faster than we grow expenses; a deterioration in general economic conditions, either nationally, internationally, or in our market areas, including extended declines in the real estate market and constrained financial markets; inflation; the effects of, and changes in, trade; changes in asset quality and credit risk; introduction, withdrawal, success and timing of business initiatives; capital management activities; customer disintermediation; and the success of Sterling Bancorp in managing those risks. Other factors that could cause Sterling Bancorp’s actual results to differ from those indicated in forward-looking statements are included in the “Risk Factors” section of Sterling Bancorp’s filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date they are made and we undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Financial information contained in this release should be considered to be an estimate pending the filing with the Securities and Exchange Commission of the Company’s Annual Report on Form 10-K for the twelve months ended December 31, 2018. While the Company is not aware of any need to revise the results disclosed in this release, accounting literature may require information received by management between the date of this release and the filing of the Annual Report on Form 10-K to be reflected in the results of the fiscal period, even though the new information was received by management subsequent to the date of this release.

Sterling Bancorp and Subsidiaries
CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION
(unaudited, in thousands, except share and per share data)

	12/31/2017	9/30/2018	12/31/2018
Assets:
Cash and cash equivalents	$479,906	$533,984	$438,110
Investment securities	6,474,561	6,685,972	6,667,180
Loans held for sale	5,246	31,042	1,565,979
Portfolio loans:
Commercial and industrial (“C&I”)	5,306,821	6,244,030	6,533,386
Commercial real estate (including multi-family)	8,998,419	9,284,657	9,406,541
Acquisition, development and construction	282,792	265,676	267,754
Residential mortgage	5,054,732	4,421,520	2,705,226
Consumer	366,219	317,331	305,623
Total portfolio loans, gross	20,008,983	20,533,214	19,218,530
Allowance for loan losses	(77,907)	(91,365)	(95,677)
Total portfolio loans, net	19,931,076	20,441,849	19,122,853
Federal Home Loan Bank (“FHLB”) and Federal Reserve Bank Stock, at cost	284,112	351,455	369,690
Accrued interest receivable	94,098	109,377	107,111
Premises and equipment, net	321,722	289,794	264,194
Goodwill	1,579,891	1,609,772	1,613,033
Other intangibles	153,191	135,409	129,545
Bank owned life insurance	651,638	660,279	653,995
Other real estate owned	27,095	22,735	19,377
Other assets	357,005	389,597	432,240
Total assets	$30,359,541	$31,261,265	$31,383,307
Liabilities:
Deposits	$20,538,204	21,456,057	$21,214,148
FHLB borrowings	4,510,123	4,429,110	4,838,772
Other borrowings	30,162	22,888	21,338
Senior notes	278,209	200,972	181,130
Subordinated notes	172,716	172,885	172,943
Mortgage escrow funds	122,641	96,952	72,891
Other liabilities	467,308	444,098	453,232
Total liabilities	26,119,363	26,822,962	26,954,454
Stockholders’ equity:
Preferred stock	139,220	138,627	138,423
Common stock	2,299	2,299	2,299
Additional paid-in capital	3,780,908	3,773,164	3,776,461
Treasury stock	(58,039)	(51,973)	(213,935)
Retained earnings	401,956	694,861	791,550
Accumulated other comprehensive (loss)	(26,166)	(118,675)	(65,945)
Total stockholders’ equity	4,240,178	4,438,303	4,428,853
Total liabilities and stockholders’ equity	$30,359,541	$31,261,265	$31,383,307

Shares of common stock outstanding at period end	224,782,694	225,446,089	216,227,852
Book value per common share	$18.24	$19.07	$19.84
Tangible book value per common share[1]	10.53	11.33	11.78
[1] See reconciliation of non-GAAP financial measures beginning on page 17.

Sterling Bancorp and Subsidiaries
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	For the Quarter Ended			For the Year Ended
	12/31/2017	9/30/2018	12/31/2018	12/31/2017	12/31/2018
Interest and dividend income:
Loans and loan fees	$234,452	$257,211	$260,417	$570,761	$1,006,496
Securities taxable	24,743	29,765	30,114	65,278	115,971
Securities non-taxable	13,295	15,244	15,104	37,245	61,062
Other earning assets	4,005	6,805	7,562	9,165	24,944
Total interest and dividend income	276,495	309,025	313,197	682,449	1,208,473
Interest expense:
Deposits	22,305	35,974	41,450	56,110	130,096
Borrowings	20,166	29,102	28,876	50,196	110,974
Total interest expense	42,471	65,076	70,326	106,306	241,070
Net interest income	234,024	243,949	242,871	576,143	967,403
Provision for loan losses	12,000	9,500	10,500	26,000	46,000
Net interest income after provision for loan losses	222,024	234,449	232,371	550,143	921,403
Non-interest income:
Deposit fees and service charges	7,236	6,333	6,511	17,128	26,830
Accounts receivable management / factoring commissions and other related fees	5,133	5,595	6,480	17,803	22,772
Bank owned life insurance	3,474	3,733	4,060	7,816	15,651
Loan commissions and fees	2,995	4,142	4,066	11,637	16,181
Investment management fees	2,103	1,943	1,901	2,928	7,790
Net (loss) on sale of securities	(70)	(56)	(4,886)	(344)	(10,788)
(Loss) gain on sale of fixed assets	(1)	—	—	(1)	11,800
Other	2,892	2,455	4,343	7,235	12,961
Total non-interest income	23,762	24,145	22,475	64,202	103,197
Non-interest expense:
Compensation and benefits	56,086	54,823	54,677	150,254	220,340
Stock-based compensation plans	2,508	3,115	3,679	8,111	12,984
Occupancy and office operations	18,100	16,558	16,579	43,649	68,536
Information technology	11,984	10,699	8,761	19,387	41,174
Amortization of intangible assets	6,426	5,865	5,865	13,008	23,646
FDIC insurance and regulatory assessments	5,737	6,043	3,608	11,969	20,493
Other real estate owned, net	742	1,497	15	3,423	1,650
Merger-related expenses	30,230	—	—	39,232	—
Charge for asset write-downs, systems integration, retention and severance	104,506	—	—	105,110	13,132
Other	14,427	13,173	16,737	39,232	56,415
Total non-interest expense	250,746	111,773	109,921	433,375	458,370
(Loss) income before income tax expense	(4,960)	146,821	144,925	180,970	566,230
Income tax expense	28,319	27,171	30,434	87,939	118,976
Net (loss) income	(33,279)	119,650	114,491	93,031	447,254
Preferred stock dividend	2,002	1,993	1,990	2,002	7,978
Net (loss) income available to common stockholders	$(35,281)	$117,657	$112,501	$91,029	$439,276
Weighted average common shares:
Basic	223,501,073	225,088,511	222,319,682	157,513,639	224,299,488
Diluted	224,055,991	225,622,895	222,769,369	158,124,270	224,816,996
Earnings per common share:
Basic earnings per share	$(0.16)	$0.52	$0.51	$0.58	$1.96
Diluted earnings per share	(0.16)	0.52	0.51	0.58	1.95
Dividends declared per share	0.07	0.07	0.07	0.28	0.28

Sterling Bancorp and Subsidiaries
SELECTED FINANCIAL DATA
(unaudited, in thousands, except share and per share data)

	As of and for the Quarter Ended
End of Period	12/31/2017	3/31/2018	6/30/2018	9/30/2018	12/31/2018
Total assets	$30,359,541	$30,468,780	$31,463,077	$31,261,265	$31,383,307
Tangible assets [1]	28,626,459	28,741,750	29,708,659	29,516,084	29,640,729
Securities available for sale	3,612,072	3,760,338	3,929,386	3,843,244	3,870,563
Securities held to maturity	2,862,489	2,874,948	2,859,860	2,842,728	2,796,617
Loans held for sale[2]	5,246	44,440	30,626	31,042	1,565,979
Portfolio loans	20,008,983	19,939,245	20,674,493	20,533,214	19,218,530
Goodwill	1,579,891	1,579,891	1,613,144	1,609,772	1,613,033
Other intangibles	153,191	147,139	141,274	135,409	129,545
Deposits	20,538,204	20,623,233	20,965,889	21,456,057	21,214,148
Municipal deposits (included above)	1,585,076	1,775,472	1,652,733	2,019,893	1,751,670
Borrowings	4,991,210	4,927,594	5,537,537	4,825,855	5,214,183
Stockholders’ equity	4,240,178	4,273,755	4,352,735	4,438,303	4,428,853
Tangible common equity [1]	2,367,876	2,407,700	2,459,489	2,554,495	2,547,852
Quarterly Average Balances
Total assets	29,277,502	30,018,289	30,994,904	31,036,026	30,925,281
Tangible assets [1]	27,567,351	28,287,337	29,237,608	29,283,093	29,179,942
Loans, gross:
Commercial real estate (includes multi-family)	8,839,256	9,028,849	9,100,098	9,170,117	9,341,579
Acquisition, development and construction	246,141	267,638	247,500	252,710	279,793
Commercial and industrial:
Traditional commercial and industrial	1,911,450	1,933,323	2,026,313	2,037,195	2,150,644
Asset-based lending[3]	781,732	781,392	778,708	820,060	812,903
Payroll finance[3]	250,673	229,920	219,545	223,636	223,061
Warehouse lending[3]	564,593	495,133	731,385	857,280	690,277
Factored receivables[3]	224,966	217,865	224,159	220,808	267,986
Equipment financing[3]	677,271	689,493	1,140,803	1,158,945	1,147,269
Public sector finance[3]	480,800	653,344	725,675	784,260	828,153
Total commercial and industrial	4,891,485	5,000,470	5,846,588	6,102,184	6,120,293
Residential mortgage	5,168,622	4,977,191	4,801,595	4,531,922	4,336,083
Consumer	372,981	361,752	344,183	330,061	311,475
Loans, total[4]	19,518,485	19,635,900	20,339,964	20,386,994	20,389,223
Securities (taxable)	3,840,147	3,997,542	4,130,949	4,193,910	4,133,456
Securities (non-taxable)	2,086,677	2,604,633	2,620,579	2,580,802	2,552,533
Other interest earning assets	598,439	595,847	665,888	638,227	635,443
Total earning assets	26,043,748	26,833,922	27,757,380	27,799,933	27,710,655
Deposits:
Non-interest bearing demand	4,043,213	3,971,079	3,960,683	4,174,908	4,324,247
Interest bearing demand	3,862,461	3,941,749	4,024,972	4,286,278	4,082,526
Savings (including mortgage escrow funds)	2,871,885	2,917,624	2,916,755	2,678,662	2,535,098
Money market	7,324,196	7,393,335	7,337,904	7,404,208	7,880,331
Certificates of deposit	2,382,102	2,464,360	2,528,355	2,571,298	2,530,226
Total deposits and mortgage escrow	20,483,857	20,688,147	20,768,669	21,115,354	21,352,428
Borrowings	4,121,605	4,597,903	5,432,582	5,052,752	4,716,522
Stockholders’ equity	4,235,739	4,243,897	4,305,928	4,397,823	4,426,118
Tangible common equity [1]	2,386,245	2,373,794	2,409,674	2,506,198	2,542,256

[1] See a reconciliation of non-GAAP financial measures beginning on page 17.
2At December 31, 2018 loans held for sale includes $1.6 billion of residential mortgage loans, net of purchase accounting discount.
[3] Asset-based lending, payroll finance, warehouse lending, factored receivables, equipment finance and public sector finance comprise our commercial finance loan portfolio.
[4] Includes loans held for sale, but excludes allowance for loan losses.

Sterling Bancorp and Subsidiaries
SELECTED FINANCIAL DATA AND PERFORMANCE RATIOS
(unaudited, in thousands, except share and per share data)

	As of and for the Quarter Ended
Per Common Share Data	12/31/2017	3/31/2018	6/30/2018	9/30/2018	12/31/2018
Basic earnings (loss) per share	$(0.16)	$0.43	$0.50	$0.52	$0.51
Diluted earnings (loss) per share	(0.16)	0.43	0.50	0.52	0.51
Adjusted diluted earnings per share, non-GAAP [1]	0.39	0.45	0.50	0.51	0.52
Dividends declared per common share	0.07	0.07	0.07	0.07	0.07
Book value per common share	18.24	18.34	18.69	19.07	19.84
Tangible book value per common share[1]	10.53	10.68	10.91	11.33	11.78
Shares of common stock o/s	224,782,694	225,466,266	225,470,254	225,446,089	216,227,852
Basic weighted average common shares o/s	223,501,073	224,730,686	225,084,232	225,088,511	222,319,682
Diluted weighted average common shares o/s	224,055,991	225,264,147	225,621,856	225,622,895	222,769,369
Performance Ratios (annualized)
Return on average assets	(0.48)%	1.31%	1.45%	1.50%	1.44%
Return on average equity	(3.30)	9.26	10.46	10.61	10.08
Return on average tangible assets	(0.51)	1.39	1.54	1.59	1.53
Return on average tangible common equity	(5.87)	16.55	18.68	18.63	17.56
Return on average tangible assets, adjusted [1]	1.25	1.45	1.55	1.55	1.58
Return on avg. tangible common equity, adjusted [1]	14.49	17.24	18.79	18.09	18.17
Operating efficiency ratio, as adjusted [1]	41.4	40.3	38.3	38.9	38.0
Analysis of Net Interest Income
Accretion income on acquired loans	$33,726	$30,340	$28,010	$26,574	$27,016
Yield on loans	4.77%	4.85%	5.01%	5.01%	5.07%
Yield on investment securities - tax equivalent [2]	3.03	2.85	2.88	2.87	2.92
Yield on interest earning assets - tax equivalent [2]	4.32	4.31	4.47	4.47	4.54
Cost of interest bearing deposits	0.54	0.59	0.68	0.84	0.97
Cost of total deposits	0.43	0.47	0.55	0.68	0.77
Cost of borrowings	1.94	2.01	2.23	2.29	2.43
Cost of interest bearing liabilities	0.82	0.89	1.06	1.17	1.28
Net interest rate spread - tax equivalent basis [2]	3.50	3.42	3.41	3.30	3.26
Net interest margin - GAAP basis	3.57	3.54	3.56	3.48	3.48
Net interest margin - tax equivalent basis [2]	3.67	3.60	3.62	3.54	3.53
Capital
Tier 1 leverage ratio - Company [3]	9.39%	9.39%	9.32%	9.68%	9.50%
Tier 1 leverage ratio - Bank only [3]	10.10	10.00	9.84	10.10	9.94
Tier 1 risk-based capital ratio - Bank only [3]	12.10	14.23	13.71	14.23	13.60
Total risk-based capital ratio - Bank only [3]	13.20	15.51	14.94	15.50	14.85
Tangible equity to tangible assets - Company [1]	8.27	8.38	8.28	8.65	8.60
Condensed Five Quarter Income Statement
Interest and dividend income	$276,495	$281,346	$304,906	$309,025	$313,197
Interest expense	42,471	46,976	58,690	65,076	70,326
Net interest income	234,024	234,370	246,216	243,949	242,871
Provision for loan losses	12,000	13,000	13,000	9,500	10,500
Net interest income after provision for loan losses	222,024	221,370	233,216	234,449	232,371
Non-interest income	23,762	18,707	37,868	24,145	22,475
Non-interest expense	250,746	111,749	124,928	111,773	109,921
(Loss) income before income tax expense	(4,960)	128,328	146,156	146,821	144,925
Income tax expense	28,319	29,456	31,915	27,171	30,434
Net (loss) income	$(33,279)	$98,872	$114,241	$119,650	$114,491

[1] See a reconciliation of non-GAAP financial measures beginning on page 17.
[2] Tax equivalent basis represents interest income earned on tax exempt securities divided by the applicable Federal tax rate of 35% in 2017 and 21% in 2018.
[3] Regulatory capital amounts and ratios are preliminary estimates pending filing of the Company’s and Bank’s regulatory reports.

Sterling Bancorp and Subsidiaries
ASSET QUALITY INFORMATION
(unaudited, in thousands, except share and per share data)

	As of and for the Quarter Ended
Allowance for Loan Losses Roll Forward	12/31/2017	3/31/2018	6/30/2018	9/30/2018	12/31/2018
Balance, beginning of period	$72,128	$77,907	$82,092	$86,026	$91,365
Provision for loan losses	12,000	13,000	13,000	9,500	10,500
Loan charge-offs[1]:
Traditional commercial & industrial	(4,570)	(3,572)	(1,831)	(3,415)	(452)
Asset-based lending	—	—	—	—	(4,936)
Payroll finance	—	—	(314)	(2)	(21)
Factored receivables	(110)	(3)	(160)	(18)	(23)
Equipment financing	(1,343)	(4,199)	(2,477)	(829)	(1,060)
Commercial real estate	(7)	(1,353)	(3,166)	(359)	(56)
Multi-family	—	—	—	(168)	(140)
Acquisition development & construction	—	—	(721)	—	—
Residential mortgage	(193)	(39)	(544)	(114)	(694)
Consumer	(408)	(125)	(491)	(458)	(335)
Total charge offs	(6,631)	(9,291)	(9,704)	(5,363)	(7,717)
Recoveries of loans previously charged-off[1]:
Traditional commercial & industrial	164	214	225	235	404
Asset-based lending	—	—	9	—	—
Payroll finance	5	22	7	5	10
Factored receivables	—	3	2	2	7
Equipment financing	56	72	190	85	604
Commercial real estate	46	16	74	612	185
Multi-family	—	3	—	4	276
Residential mortgage	2	15	34	5	11
Consumer	137	131	97	254	32
Total recoveries	410	476	638	1,202	1,529
Net loan charge-offs	(6,221)	(8,815)	(9,066)	(4,161)	(6,188)
Balance, end of period	$77,907	$82,092	$86,026	$91,365	$95,677
Asset Quality Data and Ratios
Non-performing loans (“NPLs”) non-accrual	$186,357	$181,745	$178,626	$177,876	$166,400
NPLs still accruing	856	301	12,349	7,346	2,423
Total NPLs	187,213	182,046	190,975	185,222	168,823
Other real estate owned	27,095	24,493	20,264	22,735	19,377
Non-performing assets (“NPAs”)	$214,308	$206,539	$211,239	$207,957	$188,200
Loans 30 to 89 days past due	$53,533	$59,818	$73,441	$50,084	$97,201
Net charge-offs as a % of average loans (annualized)	0.13%	0.18%	0.18%	0.08%	0.12%
NPLs as a % of total loans	0.94	0.91	0.92	0.90	0.88
NPAs as a % of total assets	0.71	0.68	0.67	0.67	0.60
Allowance for loan losses as a % of NPLs	41.6	45.1	45.0	49.3	56.7
Allowance for loan losses as a % of total loans	0.39	0.41	0.42	0.44	0.50
Special mention loans	$136,558	$101,904	$119,718	$88,472	$113,180
Substandard loans	232,491	245,910	251,840	280,358	266,046
Doubtful loans	764	968	856	2,219	59

[1] There were no charge-offs or recoveries on warehouse lending or public sector finance loans during the periods presented. There were no acquisition development and construction recoveries during the periods presented.

Sterling Bancorp and Subsidiaries
QUARTERLY YIELD TABLE
(unaudited, in thousands, except share and per share data)

	For the Quarter Ended
	September 30, 2018			December 31, 2018
	Average balance	Interest	Yield/Rate	Average balance	Interest	Yield/Rate
	(Dollars in thousands)
Interest earning assets:
Traditional C&I and commercial finance loans	$6,102,184	$81,296	5.29%	$6,120,293	$82,992	5.38%
Commercial real estate (includes multi-family)	9,170,117	107,292	4.64	9,341,579	112,266	4.77
Acquisition, development and construction	252,710	4,115	6.46	279,793	4,377	6.21
Commercial loans	15,525,011	192,703	4.92	15,741,665	199,635	5.03
Consumer loans	330,061	4,651	5.59	311,475	4,794	6.11
Residential mortgage loans	4,531,922	59,857	5.28	4,336,083	55,989	5.16
Total gross loans [1]	20,386,994	257,211	5.01	20,389,223	260,418	5.07
Securities taxable	4,193,910	29,765	2.82	4,133,456	30,114	2.89
Securities non-taxable	2,580,802	19,296	2.99	2,552,533	19,118	3.00
Interest earning deposits	278,450	1,038	1.48	291,460	1,063	1.45
FHLB and Federal Reserve Bank Stock	359,777	5,767	6.36	343,983	6,499	7.50
Total securities and other earning assets	7,412,939	55,866	2.99	7,321,432	56,794	3.08
Total interest earning assets	27,799,933	313,077	4.47	27,710,655	317,212	4.54
Non-interest earning assets	3,236,093			3,214,626
Total assets	$31,036,026			$30,925,281
Interest bearing liabilities:
Demand and savings [2] deposits	$6,964,940	$11,368	0.65%	$6,617,624	$11,513	0.69%
Money market deposits	7,404,208	16,547	0.89	7,880,331	21,204	1.07
Certificates of deposit	2,571,298	8,059	1.24	2,530,226	8,733	1.37
Total interest bearing deposits	16,940,446	35,974	0.84	17,028,181	41,450	0.97
Senior notes	201,894	1,619	3.21	183,499	1,600	3.49
Other borrowings	4,678,011	25,129	2.13	4,360,118	24,921	2.27
Subordinated notes	172,847	2,354	5.45	172,905	2,355	5.45
Total borrowings	5,052,752	29,102	2.29	4,716,522	28,876	2.43
Total interest bearing liabilities	21,993,198	65,076	1.17	21,744,703	70,326	1.28
Non-interest bearing deposits	4,174,908			4,324,247
Other non-interest bearing liabilities	470,097			430,213
Total liabilities	26,638,203			26,499,163
Stockholders’ equity	4,397,823			4,426,118
Total liabilities and stockholders’ equity	$31,036,026			$30,925,281
Net interest rate spread [3]			3.30%			3.26%
Net interest earning assets [4]	$5,806,735			$5,965,952
Net interest margin - tax equivalent		248,001	3.54%		246,886	3.53%
Less tax equivalent adjustment		(4,052)			(4,015)
Net interest income		$243,949			$242,871
Ratio of interest earning assets to interest bearing liabilities	126.4%			127.4%
1 Average balances include loans held for sale and non-accrual loans. Interest includes prepayment fees and late charges.
2 Includes club accounts and interest bearing mortgage escrow balances.
3 Net interest rate spread represents the difference between the tax equivalent yield on average interest earning assets and the cost of average interest bearing liabilities.
4 Net interest earning assets represents total interest earning assets less total interest bearing liabilities.

Sterling Bancorp and Subsidiaries
QUARTERLY YIELD TABLE
(unaudited, in thousands, except share and per share data)

	For the Quarter Ended
	December 31, 2017			December 31, 2018
	Average balance	Interest	Yield/Rate	Average balance	Interest	Yield/Rate
	(Dollars in thousands)
Interest earning assets:
Traditional C&I and commercial finance loans	$4,891,485	$60,452	4.90%	$6,120,293	$82,992	5.38%
Commercial real estate (includes multi-family)	8,839,256	102,789	4.61	9,341,579	112,266	4.77
Acquisition, development and construction	246,141	3,727	6.01	279,793	4,377	6.21
Commercial loans	13,976,882	166,968	4.74	15,741,665	199,635	5.03
Consumer loans	372,981	5,103	5.43	311,475	4,794	6.11
Residential mortgage loans	5,168,622	62,381	4.83	4,336,083	55,989	5.16
Total gross loans [1]	19,518,485	234,452	4.77	20,389,223	260,418	5.07
Securities taxable	3,840,147	24,743	2.56	4,133,456	30,114	2.89
Securities non-taxable	2,086,677	20,453	3.92	2,552,533	19,118	3.00
Interest earning deposits	361,825	873	0.96	291,460	1,063	1.45
FHLB and Federal Reserve Bank stock	236,614	3,132	5.25	343,983	6,499	7.50
Total securities and other earning assets	6,525,263	49,201	2.99	7,321,432	56,794	3.08
Total interest earning assets	26,043,748	283,653	4.32	27,710,655	317,212	4.54
Non-interest earning assets	3,233,754			3,214,626
Total assets	$29,277,502			$30,925,281
Interest bearing liabilities:
Demand and savings [2] deposits	$6,734,346	$5,904	0.35	$6,617,624	$11,513	0.69
Money market deposits	7,324,196	10,790	0.58	7,880,331	21,204	1.07
Certificates of deposit	2,382,102	5,611	0.93	2,530,226	8,733	1.37
Total interest bearing deposits	16,440,644	22,305	0.54	17,028,181	41,450	0.97
Senior notes	276,051	2,759	4.00	183,499	1,600	3.49
Other borrowings	3,672,874	15,055	1.63	4,360,118	24,921	2.27
Subordinated notes	172,680	2,352	5.45	172,905	2,355	5.45
Total borrowings	4,121,605	20,166	1.94	4,716,522	28,876	2.43
Total interest bearing liabilities	20,562,249	42,471	0.82	21,744,703	70,326	1.28
Non-interest bearing deposits	4,043,213			4,324,247
Other non-interest bearing liabilities	436,301			430,213
Total liabilities	25,041,763			26,499,163
Stockholders’ equity	4,235,739			4,426,118
Total liabilities and stockholders’ equity	$29,277,502			$30,925,281
Net interest rate spread [3]			3.50%			3.26%
Net interest earning assets [4]	$5,481,499			$5,965,952
Net interest margin - tax equivalent		241,182	3.67%		246,886	3.53%
Less tax equivalent adjustment		(7,158)			(4,015)
Net interest income		$234,024			$242,871
Ratio of interest earning assets to interest bearing liabilities	126.7%			127.4%
1 Average balances include loans held for sale and non-accrual loans. Interest includes prepayment fees and late charges.
2 Includes club accounts and interest bearing mortgage escrow balances.
3 Net interest rate spread represents the difference between the tax equivalent yield on average interest earning assets and the cost of average interest bearing liabilities.
4 Net interest earning assets represents total interest earning assets less total interest bearing liabilities.

Sterling Bancorp and Subsidiaries
NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

The Company provides supplemental reporting of non-GAAP/adjusted financial measures as management believes this information is useful to investors. See legend beginning on page 20.
	As of or for the Quarter Ended
	12/31/2017	3/31/2018	6/30/2018	9/30/2018	12/31/2018

The following table shows the reconciliation of stockholders’ equity to tangible common equity and the tangible common equity ratio[1]:

Total assets	$30,359,541	$30,468,780	$31,463,077	$31,261,265	$31,383,307
Goodwill and other intangibles	(1,733,082)	(1,727,030)	(1,754,418)	(1,745,181)	(1,742,578)
Tangible assets	28,626,459	28,741,750	29,708,659	29,516,084	29,640,729
Stockholders’ equity	4,240,178	4,273,755	4,352,735	4,438,303	4,428,853
Preferred stock	(139,220)	(139,025)	(138,828)	(138,627)	(138,423)
Goodwill and other intangibles	(1,733,082)	(1,727,030)	(1,754,418)	(1,745,181)	(1,742,578)
Tangible common stockholders’ equity	2,367,876	2,407,700	2,459,489	2,554,495	2,547,852
Common stock outstanding at period end	224,782,694	225,466,266	225,470,254	225,446,089	216,227,852
Common stockholders’ equity as a % of total assets	13.51%	13.57%	13.39%	13.75%	13.67%
Book value per common share	$18.24	$18.34	$18.69	$19.07	$19.84
Tangible common equity as a % of tangible assets	8.27%	8.38%	8.28%	8.65%	8.60%
Tangible book value per common share	$10.53	$10.68	$10.91	$11.33	$11.78

The following table shows the reconciliation of reported return on average tangible common equity and adjusted return on average tangible common equity[2]:

Average stockholders’ equity	$4,235,739	$4,243,897	$4,305,928	$4,397,823	$4,426,118
Average preferred stock	(139,343)	(139,151)	(138,958)	(138,692)	(138,523)
Average goodwill and other intangibles	(1,710,151)	(1,730,952)	(1,757,296)	(1,752,933)	(1,745,339)
Average tangible common stockholders’ equity	2,386,245	2,373,794	2,409,674	2,506,198	2,542,256
Net income (loss) available to common	(35,281)	96,873	112,245	117,657	112,501
Net income (loss), if annualized	(139,974)	392,874	450,213	466,791	446,335
Reported return on avg tangible common equity	(5.87)%	16.55%	18.68%	18.63%	17.56%
Adjusted net income (see reconciliation on page 18)	$87,171	$100,880	$112,868	$114,273	$116,458
Annualized adjusted net income	345,840	409,124	452,712	453,366	462,034
Adjusted return on average tangible common equity	14.49%	17.24%	18.79%	18.09%	18.17%

The following table shows the reconciliation of reported return on average tangible assets and adjusted return on average tangible assets[3]:

Average assets	$29,277,502	$30,018,289	$30,994,904	$31,036,026	$30,925,281
Average goodwill and other intangibles	(1,710,151)	(1,730,952)	(1,757,296)	(1,752,933)	(1,745,339)
Average tangible assets	27,567,351	28,287,337	29,237,608	29,283,093	29,179,942
Net income (loss) available to common	(35,281)	96,873	112,245	117,657	112,501
Net income (loss), if annualized	(139,974)	392,874	450,213	466,791	446,335
Reported return on average tangible assets	(0.51)%	1.39%	1.54%	1.59%	1.53%
Adjusted net income (see reconciliation on page 18)	$87,171	$100,880	$112,868	$114,273	$116,458
Annualized adjusted net income	345,840	409,124	452,712	453,366	462,034
Adjusted return on average tangible assets	1.25%	1.45%	1.55%	1.55%	1.58%

Sterling Bancorp and Subsidiaries
NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

The Company provides supplemental reporting of non-GAAP/adjusted financial measures as management believes this information is useful to investors. See legend beginning on page 20.
	As of and for the Quarter Ended
	12/31/2017	3/31/2018	6/30/2018	9/30/2018	12/31/2018
The following table shows the reconciliation of the reported operating efficiency ratio and adjusted operating efficiency ratio[4]:

Net interest income	$234,024	$234,370	$246,216	$243,949	$242,871
Non-interest income	23,762	18,707	37,868	24,145	22,475
Total revenue	257,786	253,077	284,084	268,094	265,346
Tax equivalent adjustment on securities	7,158	4,070	4,094	4,052	4,015
Net loss on sale of securities	70	5,421	425	56	4,886
Net (gain) on sale of fixed assets	—	—	(11,797)	—	—
Adjusted total revenue	265,014	262,568	276,806	272,202	274,247
Non-interest expense	250,746	111,749	124,928	111,773	109,921
Merger-related expense	(30,230)	—	—	—	—
Charge for asset write-downs, systems integration, retention and severance	(104,506)	—	(13,132)	—	—
Gain on extinguishment of borrowings	—	—	—	—	172
Amortization of intangible assets	(6,426)	(6,052)	(5,865)	(5,865)	(5,865)
Adjusted non-interest expense	109,584	105,697	105,931	105,908	104,228
Reported operating efficiency ratio	97.3%	44.2%	44.0%	41.7%	41.4%
Adjusted operating efficiency ratio	41.4	40.3	38.3	38.9	38.0

The following table shows the reconciliation of reported net income (GAAP) and earnings per share to adjusted net income available to common stockholders (non-GAAP) and adjusted diluted earnings per share(non-GAAP)[5]:

(Loss) income before income tax expense	$(4,960)	$128,328	$146,156	$146,821	$144,925
Income tax expense	28,319	29,456	31,915	27,171	30,434
Net (loss) income (GAAP)	(33,279)	98,872	114,241	119,650	114,491
Adjustments:
Net loss on sale of securities	70	5,421	425	56	4,886
Net (gain) on sale of fixed assets	—	—	(11,797)	—	—
(Gain) on extinguishment of debt	—	—	—	—	(172)
Merger-related expense	30,230	—	—	—	—
Charge for asset write-downs, systems integration, retention and severance	104,506	—	13,132	—	—
Amortization of non-compete agreements and acquired customer list intangible assets	333	295	295	295	295
Total pre-tax adjustments	135,139	5,716	2,055	351	5,009
Adjusted pre-tax income	130,179	134,044	148,211	147,172	149,934
Adjusted income tax expense	(41,006)	(31,165)	(33,347)	(30,906)	(31,486)
Adjusted net income (non-GAAP)	89,173	102,879	114,864	116,266	118,448
Preferred stock dividend	2,002	1,999	1,996	1,993	1,990
Adjusted net income available to common stockholders (non-GAAP)	$87,171	$100,880	$112,868	$114,273	$116,458

Weighted average diluted shares	224,055,991	225,264,147	225,621,856	225,622,895	222,769,369
Reported diluted EPS (GAAP)	$(0.16)	$0.43	$0.50	$0.52	$0.51
Adjusted diluted EPS (non-GAAP)	0.39	0.45	0.50	0.51	0.52

Sterling Bancorp and Subsidiaries
NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

The Company provides supplemental reporting of non-GAAP/adjusted financial measures as management believes this information is useful to investors. See legend beginning on page 20.
	For the Year Ended December 31,
	2017	2018
The following table shows the reconciliation of reported net income (GAAP) and earnings per share to adjusted net income available to common stockholders (non-GAAP) and adjusted diluted earnings per share (non-GAAP)[5]:

Income before income tax expense	$180,970	$566,230
Income tax expense	87,939	118,976
Net income (GAAP)	93,031	447,254

Adjustments:
Net loss on sale of securities	344	10,788
Net loss (gain) on sale of fixed assets	1	(11,800)
Merger-related expense	39,232	—
Charge for asset write-downs, systems integration, retention and severance	105,110	13,132
(Gain) on extinguishment of borrowings	—	(172)
Amortization of non-compete agreements and acquired customer list intangible assets	1,410	1,177
Total pre-tax adjustments	146,097	13,125
Adjusted pre-tax income	327,067	579,355
Adjusted income tax expense	(103,026)	(121,732)
Adjusted net income (non-GAAP)	$224,041	$457,623
Preferred stock dividend	2,002	7,978
Adjusted net income available to common stockholders (non-GAAP)	$222,039	$449,645

Weighted average diluted shares	158,124,270	224,816,996
Diluted EPS as reported (GAAP)	$0.58	$1.95
Adjusted diluted EPS (non-GAAP)	1.40	2.00

Sterling Bancorp and Subsidiaries
NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

The Company provides supplemental reporting of non-GAAP/adjusted financial measures as management believes this information is useful to investors. See legend below.
	For the Year Ended December 31,
	2017	2018
The following table shows the reconciliation of reported return on average tangible common equity and adjusted return on average tangible common equity[2]:
Average stockholders’ equity	$2,498,512	$4,344,096
Average preferred stock	(35,122)	(138,829)
Average goodwill and other intangibles	(999,333)	(1,746,687)
Average tangible common stockholders’ equity	1,464,057	2,458,580
Net income available to common stockholders	$91,029	$439,276
Reported return on average tangible common equity	6.22%	17.87%
Adjusted net income available to common stockholders (see reconciliation on page #SectionPage#)	$222,039	$449,645
Adjusted return on average tangible common equity	15.17%	18.29%
The following table shows the reconciliation of reported return on avg tangible assets and adjusted return on avg tangible assets[3]:
Average assets	$18,451,301	$30,746,916
Average goodwill and other intangibles	(999,333)	(1,746,687)
Average tangible assets	17,451,968	29,000,229
Net income available to common stockholders	91,030	439,276
Reported return on average tangible assets	0.52%	1.51%
Adjusted net income available to common stockholders (see reconciliation on page 19)	$222,039	$449,645
Adjusted return on average tangible assets	1.27%	1.55%
The following table shows the reconciliation of the reported operating efficiency ratio and adjusted operating efficiency ratio[4]:
Net interest income	$576,143	$967,403
Non-interest income	64,202	103,197
Total revenues	640,345	1,070,600
Tax equivalent adjustment on securities	20,054	16,231
Net loss on sale of securities	344	10,788
Net loss (gain) on sale of fixed assets	1	(11,800)
Adjusted total net revenue	660,744	1,085,819
Non-interest expense	433,375	458,370
Merger-related expense	(39,232)	—
Charge for asset write-downs, retention and severance	(105,110)	(13,132)
Gain on extinguishment of borrowings	—	172
Amortization of intangible assets	(13,008)	(23,646)
Adjusted non-interest expense	$276,025	$421,764
Reported operating efficiency ratio	67.7%	42.8%
Adjusted operating efficiency ratio	41.8%	38.8%

The non-GAAP/as adjusted measures presented above are used by our management and the Company’s Board of Directors on a regular basis in addition to our GAAP results to facilitate the assessment of our financial performance and to assess our performance compared to our annual budget and strategic plans. These non-GAAP/adjusted financial measures complement our GAAP reporting and are presented above to provide investors, analysts, regulators and others information that we use to manage and evaluate our performance each period. This information supplements our GAAP reported results, and should not be viewed in isolation from, or as a substitute for, our GAAP results. When non-GAAP/adjusted measures are impacted by income tax expense, we present the pre-tax amount for the income and expense items that result in the non-GAAP adjustments and present the income tax expense impact at the effective tax rate in effect for the period presented.

Sterling Bancorp and Subsidiaries
NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

1 Stockholders’ equity as a percentage of total assets, book value per common share, tangible common equity as a percentage of tangible assets and tangible book common value per share provides information to help assess our capital position and financial strength. We believe tangible book measures improve comparability to other banking organizations that have not engaged in acquisitions that have resulted in the accumulation of goodwill and other intangible assets.

2 Reported return on average tangible common equity and adjusted return on average tangible common equity measures provide information to evaluate the use of our tangible common equity.

3 Reported return on average tangible assets and adjusted return on average tangible assets measures provide information to help assess our profitability.

4 The reported operating efficiency ratio is a non-GAAP measure calculated by dividing our GAAP non-interest expense by the sum of our GAAP net interest income plus GAAP non-interest income. The adjusted operating efficiency ratio is a non-GAAP measure calculated by dividing non-interest expense adjusted for intangible asset amortization and certain expenses generally associated with discrete merger transactions and non-recurring strategic plans by the sum of net interest income plus non-interest income plus the tax equivalent adjustment on securities income and elimination of the impact of gain or loss on sale of securities. The adjusted operating efficiency ratio is a measure we use to assess our operating performance.

5 Adjusted net income available to common stockholders and adjusted diluted earnings per share present a summary of our earnings, which includes adjustments to exclude certain revenues and expenses (generally associated with discrete merger transactions and non-recurring strategic plans) to help in assessing our profitability.